SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2018

SYNALLOY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	4510 Cox Road, Suite 201 Richmond, VA	23060
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (804) 822-3260
Inapplicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.07.	Submission of Matters to a Vote of Security Holders

A.
The Annual Meeting of Shareholders was held virtually at 10:00 a.m., Eastern Time, on May 17, 2018, pursuant to due notice. At this meeting, the Company’s shareholders approved the following: the election of seven directors; the advisory vote on the compensation of named executives; the advisory vote on the frequency of future say-on-pay votes; the increase of common stock issuable under the the Company's 2015 Stock Award Plan; and the ratification of the appointment of KPMG, LLP as the Company’s independent registered public accounting firm.

Proposal #1: Election of Directors - The following individuals were elected as directors at the Annual Meeting:

Name	Votes For	Votes Withheld
Craig C. Bram	6,030,764	335,317
Anthony A. Callander	6,030,095	335,986
Susan S. Gayner	6,029,906	336,175
Henry L. Guy	6,033,528	332,553
Amy J. Michtich	6,029,576	336,505
James W. Terry, Jr.	6,033,828	332,253
Murray H. Wright	6,031,328	334,753

Proposal #2: Advisory Vote - Compensation of Named Executive Officers was approved by the following vote:

For	Against	Abstain
5,997,280	298,542	70,259

Proposal #3: Advisory Vote - Frequency of future say-on-pay votes:

1 Year	2 Years	3 Years	Abstain
5,900,226	13,042	400,613	52,200

Proposal #4: The increase of common stock issuable under the Company's 2015 Stock Award Plan was approved by the following vote:

For	Against	Abstain
5,833,714	492,061	40,306

Proposal #5: The appointment of KPMG, LLP as the Company's Independent Public Accountants was ratified by the following vote:

For	Against	Abstain
7,984,166	33,051	9,874

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /S/ DENNIS M. LOUGHRAN
Dennis M. Loughran
Chief Financial Officer
Dated: May 23, 2018

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